Exhibit 5.1

February 25, 2005

Omnicare, Inc.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Omnicare, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Company and Omnicare Capital Trust II, a Delaware statutory trust (the “Trust”) on February 7, 2005, as amended by Amendment No. 1 thereto filed with the Commission on February 25, 2005. The Registration Statement relates to the issue and exchange of up to $345,000,000 aggregate stated liquidation amount of Series B 4.00% Trust Preferred Income Equity Redeemable Securities (the “New Trust PIERS”) of the Trust for any and all of the outstanding 4.00% Trust Preferred Income Equity Redeemable Securities of Omnicare Capital Trust I, a Delaware statutory trust (the “Exchange Offer”).

Each New Trust PIERS will represent an undivided beneficial ownership interest in the assets of the Trust, which will consist solely of the Series B 4.00% junior subordinated convertible debentures due 2033 (the “New Debentures”) to be issued by Omnicare under the Subordinated Debt Securities Indenture, dated as of June 13, 2003, between the Company and SunTrust Bank, as Trustee (the “Trustee”) and supplemented by a Third Supplemental Indenture to be entered into between the Company and the Trustee (the “Third Supplemental Indenture”). Certain payments and distributions with respect to the New Trust PIERS, to the extent not paid by or on behalf of the Trust, will be guaranteed (the “Guarantee”) by the Company on a junior subordinated basis under the Guarantee Agreement of Omnicare, Inc. relating to the Series B 4.00% Trust Preferred Income Equity Redeemable Securities to be entered into between the Company and JPMorgan Chase Bank N.A., as guarantee trustee (the “Guarantee Agreement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers and other representatives of the Company and such other agreements, instruments and documents as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such copies and the correctness of all statements of fact in all documents examined by us. In making our examination of documents executed by parties other than the Company, we have further

Omnicare, Inc.

February 25, 2005

assumed that (i) all parties to the documents (except to the extent opined to herein) are validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or are otherwise required to be so qualified, and have full power and authority and all necessary consents and approvals to execute, deliver and perform under such documents, (ii) all such documents have been duly authorized by all necessary corporate or other action on the part of the parties thereto (except to the extent opined to herein), have been duly executed by such parties and have been duly delivered by such parties and (iii) all such documents constitute the legal, valid and binding obligation of each party thereto enforceable against such party in accordance with its terms. In rendering the opinions set forth below, we have relied as to factual matters upon certificates, statements and representations of the Company, its officers and representatives and public officials and other sources believed by us to be responsible. We have not independently established the facts so relied upon.

On the basis of the foregoing, and in reliance thereon, and subject to the additional limitations, qualifications and exceptions set forth below, we are of the opinion that:

(i) The New Debentures have been duly authorized by the Company and when (a) the Third Supplemental Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”) and duly executed by the Company, (b) the Trustee has been qualified under the TIA and a Form T-1 has been properly filed as an exhibit to the Registration Statement and (c) the New Debentures are issued and delivered in the manner described in the Registration Statement and when executed and authenticated in accordance with the provisions of the Third Supplemental Indenture, will be duly executed and delivered by or on behalf of the Company and will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Third Supplemental Indenture.

(ii) The Guarantee has been duly authorized by the Company and, assuming the New Trust PIERS will be legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, when (a) the Guarantee has been issued and delivered in the manner described in the Registration Statement, (b) the Guarantee Agreement has been qualified under the TIA and (c) the New Trust PIERS and the Guarantee have been executed and, in the case of the New Trust PIERS, authenticated, in accordance with the provisions of the form of Amended and Restated Trust Agreement of Omnicare Capital Trust II (the “Trust Agreement”), will be duly executed and delivered by or on behalf of the Company and will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(iii) The shares of the common stock, par value $1.00 per share, of the Company issuable upon conversion of the New Trust PIERS have been duly authorized and reserved for issuance and, when delivered upon conversion against payment of the conversion price and in accordance with the terms of the New Trust PIERS and the Trust Agreement, will be validly issued, fully paid and nonassessable.

Omnicare, Inc.

February 25, 2005

Our opinions set forth in paragraphs (i) and (ii) above are subject to, and the enforcement of the obligations described therein may be limited by, applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, public policy considerations and by general principles of equity and the discretion of the court before which any proceedings therefore may be brought. Such principles of equity are of general application and in applying such principles, a court may, without limitation, include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality (regardless of whether enforcement may be sought in a proceeding in equity or at law).

We also have assumed that (i) the Third Supplemental Indenture will be duly authorized, executed and delivered by the Trustee, and that the New Debentures and the New Trust PIERS will be authenticated by duly authorized officers of the applicable trustee, and (ii) the Trust Agreement and Guarantee Agreement, respectively, will be duly authorized, executed and delivered by the applicable trustees.

We express no opinion under, or view with respect to, either directly or indirectly, laws other than the General Corporation Law of the State of Delaware and the laws of the State of New York.

The foregoing opinions are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any acts, events, facts or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/S/    DEWEY BALLANTINE LLP